Exhibit 99.3

CONSOL ENERGY INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical consolidated financial statements of CONSOL Energy, Inc. (CEI) and Dominion Exploration and Production Inc. and subsidiaries, Dominion Reserves Inc. and subsidiaries, and the producing business of Dominion Transmission Inc. (collectively DEPI/DTI), adjusted to reflect the proposed acquisition of DEPI/DTI by CEI and the related financing transactions. The unaudited pro forma combined balance sheet gives effect to the acquisition of DEPI/DTI by CEI and the related financing transactions as if they had occurred on December 31, 2009. The unaudited pro forma combined statement of operations combine the results of operations of DEPI/DTI and CEI for the year ended December 31, 2009. The unaudited pro forma combined statement of operations gives effect to the following events as if they had occurred on January 1, 2009:

•

CEI’s acquisition of DEPI/DTI. The Acquisition will be accounted for using the acquisition method of accounting. Certain assets/liabilities have been excluded from the transaction and are reflected in the “carve-out” adjustments shown on the pro forma statement of operations. The unaudited pro forma combined financial information reflects the preliminary allocation of (1) the fair value of the consideration transferred ($3.475 billion) and (2) the fair value of the underlying assets acquired and liabilities assumed based upon their estimated fair value;

•

Borrowings under CEI notes offered (approximately $2.75 billion) and proceeds from equity issuances offered (approximately $1.753 billion; 38,500,000 shares; $45.55 per share) and related issuance fees for both offerings;

•	Adjustments to conform the classification of expenses in DEPI/DTI historical statements to CEI’s classification of similar expenses;

•	Adjustments for the impact of nonrecurring, non-capitalizable banking and legal fees;

•	Adjustments to conform DEPI/DTI historical accounting policies (such as the use of full cost method) to CEI’s accounting policies (successful efforts); and

•	Estimated income tax of pro forma adjustments.

The unaudited pro forma combined financial information should be read in conjunction with the Form 10-K of CEI for the year ended December 31, 2009 and DEPI/DTI historical consolidated financial statements and the related notes to the financial statements.

The unaudited pro forma combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that CEI or the pro forma combined company would have reported had the Acquisition been completed as of the dates set forth in this unaudited pro forma combined financial information and should not be taken as indicative of CEI’s future combined results of operations or financial position. The actual results may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma combined financial information and actual results.

Estimates of fair value assigned on the unaudited pro forma combined financial statements presented are preliminary, and may change.

CONSOL ENERGY

STATEMENT OF INCOME (LOSS)

(000 OMITTED, EXCEPT PER SHARE DATA)

UNAUDITED

	CEI As Reported for the year ended December 31, 2009	DEPI/DTI As Reported for the year ended December 31, 2009	Combined Historical for the year ended December 31, 2009	Pro Forma Adjustments			Pro Forma Results for the year ended December 31, 2009
				Carve-Out Adjustments (g)	Buyer Pro Forma Adjustments
Sales—Outside	$4,311,791	$298,599	$4,610,390	$(38,466)	$—		$4,571,924
Sales—Purchased Gas	7,040	—	7,040	—	—		7,040
Sales—Gas Royalty Interests	40,951	—	40,951	—	—		40,951
Freight—Outside	148,907	—	148,907	—	—		148,907
Other Income	113,186	45,299	158,485	—	—		158,485

Total Revenue and Other Income	4,621,875	343,898	4,965,773	(38,466)	—		4,927,307
Cost of Goods Sold and Other Operating Charges	2,756,324	61,435	2,817,759	(6,791)	57,169	a	2,868,137
Purchased Gas Costs	6,442	—	6,442	—	—		6,442
Gas Royalty Interests’ Costs	32,376	—	32,376	—	—		32,376
Freight Expense	148,907	—	148,907	—	—		148,907
Selling, General and Administrative Expense	130,704	36,388	167,092	(8,624)	—		158,468
Depreciation, Depletion and Amortization	437,417	355,272	792,689	(20,102)	(214,986)	b	557,601
Interest Expense	31,419	35,125	66,544	(34,417)	220,000	c	252,127
Taxes Other Than Income	289,941	4,680	294,621	(1,210)	—		293,411

Total Costs	3,833,530	492,900	4,326,430	(71,144)	62,183		4,317,469

Earnings Before Income Taxes	788,345	(149,002)	639,343	32,678	(62,183)		609,838
Income Taxes	221,203	(61,394)	159,809	61,394	(60,816)	d	160,387

Net Income	567,142	(87,608)	479,534	(28,716)	(1,367)		449,451
Less: Net Income Attributable to
Non Controlling Shareholders	(27,425)	—	(27,425)	—	—		(27,425)

Net Income Attributable to CONSOL Energy Inc. Shareholders	$539,717	$(87,608)	$452,109	$(28,716)	$(1,367)		$422,026

Earnings Per Share:
Basic	$2.99	$—	$2.50				$1.93

Dilutive	$2.95	$—	$2.47				$1.91

Weighted Average Number of Common Shares Outstanding:
Basic	180,693,243		180,693,243				219,193,243

Dilutive	182,821,136		182,821,136				221,321,136

Dividends Paid Per Share	$0.40		$0.40				$0.40

CONSOL ENERGY

BALANCE SHEET

(000 OMITTED)

UNAUDITED

	CEI As Reported At December 31, 2009	DEPI/DTI As Reported At December 31, 2009	Combined Historical At December 31, 2009	Pro Forma Adjustments			Pro Forma Results Year To Date 2009
				Carve-Out Adjustments(g)	Buyer Pro Forma Adjustments
ASSETS
Current Assets:
Cash and Cash Equivalents	$65,607	$36	$65,643	$—	$910,600	e,g,h	$976,243
Accounts and Notes Receivable:
Trade	317,460	8,665	326,125	(8,665)	—		317,460
Other Receivables	15,983	30,926	46,909	(30,926)	—		15,983
Inventories	307,597	1,181	308,778	—	—	g	308,778
Deferred Income Taxes	73,383	(9,212)	64,171	9,212	—		73,383
Prepaid Expenses	161,006	55,188	216,194	(53,482)	6,315	f,g	169,027

Total Current Assets	941,036	86,784	1,027,820	(83,861)	916,915		1,860,874

Property, Plant and Equipment:
Property, Plant and Equipment	10,681,955	1,683,346	12,365,301	(53,923)	1,952,539	g	14,263,917
Less—Accumulated Depreciation, Depletion and Amortization	4,557,665	678,476	5,236,141	(21,734)	(656,742)	g	4,557,665

Total Property, Plant and Equipment—Net	6,124,290	1,004,870	7,129,160	(32,189)	2,609,281	g	9,706,252

Other Assets:
Deferred Income Taxes	425,297	(266,079)	159,218	266,079	—		425,297
Investment in Affiliates	83,533	925	84,458	(925)	—		83,533
Other	151,245	55,440	206,685	(53,391)	43,636	f,g	196,930

Total Other Assets	660,075	(209,714)	450,361	211,763	43,636		705,760

TOTAL ASSETS	$7,725,401	$881,940	$8,607,341	$95,713	$3,569,832		$12,272,886

CONSOL ENERGY

BALANCE SHEET

(000 OMITTED)

UNAUDITED

	CEI As Reported At December 31, 2009	DEPI/DTI As Reported At December 31, 2009	Combined Historical At December 31, 2009	Pro Forma Adjustments			Pro Forma Results Year To Date 2009
				Carve-Out Adjustments(g)	Buyer Pro Forma Adjustments
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$269,560	$38,372	$307,932	$(38,372)	$—		$269,560
Short-Term Notes Payable	472,850	115,579	588,429	(115,579)	—		472,850
Current Portion of Long-Term Debt	45,394	—	45,394	—	—		45,394
Accrued Income Taxes	27,944	—	27,944	—	—		27,944
Other Accrued Liabilities	612,838	60,704	673,542	(45,174)	—	g	628,368

Total Current Liabilities	1,428,586	214,655	1,643,241	(199,125)	—		1,444,116

Total Long-Term Debt	422,908	528,530	951,438	(528,530)	2,750,000	h	3,172,908

Deferred Credits and Other Liabilities:
Postretirement Benefits Other Than Pensions	2,679,346	—	2,679,346	—	2,800	g	2,682,146
Pneumoconiosis Benefits	184,965	—	184,965	—	—		184,965
Mine Closing	397,320	—	397,320	—	—		397,320
Gas Well Closing	85,992	122,587	208,579	(7,915)	(24,672)	g	175,992
Workers’ Compensation	152,486	—	152,486	—	—		152,486
Salary Retirement	189,697	—	189,697	—	900	g	190,597
Reclamation	27,105	—	27,105	—	—		27,105
Other	132,517	50,939	183,456	(50,284)	—	g	133,172

Total Deferred Credits and Other Liabilities	3,849,428	173,526	4,022,954	(58,199)	(20,972)		3,943,783

Total Liabilities	5,700,922	916,711	6,617,633	(785,854)	2,729,028		8,560,807

Total CONSOL Energy Stockholders’ Equity	1,785,548	(34,771)	1,750,777	881,567	840,804		3,473,148

Noncontrolling Interest	238,931	—	238,931	—	—		238,931

Total Equity	2,024,479	(34,771)	1,989,708	881,567	840,804		3,712,079

TOTAL LIABILITIES AND EQUITY	$7,725,401	$881,940	$8,607,341	$95,713	$3,569,832		$12,272,886

Pro forma Footnotes

a.	Adjustment includes amortization of debt issuances costs ($6,615), financing and professional fees ($50,000) and exploration costs that DEPI/DTI capitalized under full cost accounting that CONSOL Energy would expense under successful efforts accounting ($854).

b.	Adjustment includes the reversal of the ceiling test impairment booked by DEPI/DTI due to assets being stated at fair value ($273,717). Adjustment also includes the additional depreciation, depletion and amortization expense of $58,731 related to the fair value step up of assets.

c.	Adjustment reflects the interest expense related to the issuance of $2,750,000 of notes. The issuance of an additional $250,000 of notes at the same interest rate would increase interest expense by $20,000 per year. Increasing the assumed interest rate on the $2,750,000 of notes by 0.50% per year would increase annual interest expense by $13,750 per year.

d.	Adjustment reflects the change in CONSOL Energy’s effective tax rate from 28.1% to 26.3%.

e.	Adjustment reflect the proceeds from notes offering ($2,750,000) and equity offering ($1,753,000), offset by the cash price paid for stock of DEPI/DTI ($3,475,000), notes issuance costs ($52,000), financing and professional fees ($50,000) and additional dividends due after approximately 38,500,000 additional shares being issued ($15,400).

f.	Represents the current and long-term portion of prepaid notes issuance fees.

g.	The carve-out adjustments include the following items which are excluded from the Acquisition or the purchase agreement provides are retained assets, liabilities, revenues, or expenses of Dominion:

•

the accounts receivable, accounts payable, affiliated employer benefit assets, and accrued payroll related reflected on the combined balance sheet are not being acquired because Dominion is entitled to all revenues earned and is responsible for all property costs and payroll and benefit-related obligations incurred on or prior to the closing date, therefore;

•

the combined statement of operations includes revenues and operating expenses and the combined balance sheet includes property, plant and equipment and associated accumulated depreciation, depletion and amortization related to certain oil and natural gas wells located in natural gas storage fields which Dominion is retaining;

•

the combined statement of operations includes revenues and operating expenses and the combined balance sheet includes futures, options, swaps, and other derivatives assets and liabilities related to derivate contracts which Dominion is responsible for eliminating;

•

Dominion is responsible for settling any indebtedness with affiliates prior to closing, therefore affiliated debt and accrued interest reflected on the combined balance sheet and affiliated interest expense reflected in the statement of operations will not exist;

•

Dominion is responsible for all income taxes incurred through closing, and has the rights to any income tax refunds or severance tax abatements for taxable periods ending prior to closing, therefore all current and deferred income tax assets and liabilities have been removed from each balance sheet. Thus, income tax amounts reflected in the statement of operations will not exist;

•	the combined balance sheet includes prepaid insurance under insurance policies which are excluded assets and will be retained by Dominion;

•

The financial statements include allocated assets and liabilities in order for DTI-E&P to be run as a stand-alone business based on SEC Rule 3-05. However, only the Additional Assets of DTI and Seller Assumed Obligations as defined in the draft PSA are included in the proposed transaction. Therefore, any allocated assets and liabilities not identified in the purchase agreement are being retained by Dominion; and

•

Under the terms of the purchase agreement, the Company is acquiring Appalachian reserves and assuming obligations related only to Appalachian properties. Therefore, combined financial statements include non-Appalachian operations that were sold during 2007. In addition, non-Appalachian obligations such as legal claims or remaining obligations from the 2007 sales which are reflected on the combined balance sheet are retained by Dominion.

The preliminary fair value assessment of assets acquired and liabilities assumed is as follows;

	Historical After Carve-Out Adjustments	Estimated Fair Value	Pro Forma Adjustment
Cash acquired	$36	$36	$—
Inventory	1,181	1,181	—
Prepaid expenses	1,706	1,706	—
Property, plant and equipment
Proven properties	957,921	1,163,500	205,579
Unproven properties	8,416	2,245,207	2,236,791
Wells and related equipment	5,035	156,071	151,036
Identified intangibles	—	10,247	10,247
Other miscellaneous	1,309	6,937	5,628

Total property, plant and equipment	972,681	3,581,962	2,609,281
Other assets	2,049	—	(2,049)
Other accrued liabilities	(15,530)	(15,530)	—
Other post employment benefits	—	(2,800)	(2,800)
Salary retirement	—	(900)	(900)
Gas well closing liabilities	(114,672)	(90,000)	24,672
Other liabilities	(655)	(655)	—

Total Cash Paid		$3,475,000

h.	Represents the principal of the notes issued and assumes the notes are issued without original issue discount.